CONSENT TO SUBLEASE

1114 TRIZECHAHN-SWIG, L.L.C. ("Landlord"), a Delaware limited liability company, having an office at c/o Trizec Holdings, LLC 1114 Avenue of the Americas, 31st Floor, New York, New York 10036, as landlord, under a certain lease dated as of October 17, 1990, as modified by a Modification and Extension of Lease dated as of May 5, 1998 between Landlord, as successor in interest to Robert H. Arnow (the "Lease"), and **ISID FINANCE OF AMERICA, INC. (f/k/a/ ISI-DENTSU OF AMERICA, INC.)** ("**Sublandlord**"), as tenant, for a portion of the thirtieth (30th) floor (the "**Premises**"), in the building known as 1114 Avenue of the Americas, New York, New York (the "**Building**"), hereby consents to the sublease (the "**Sublease**") of the entire Premises (the "**Sublease Premises**") by Sublandlord to **MRU HOLDINGS, INC.**, a Delaware corporation having an address at 600 Lexington Avenue, New York, New York 10022, as subtenant ("**Subtenant**"), pursuant to that certain sublease agreement dated April 26, 2005 (the "**Sublease Agreement**"), which consent shall be subject to, and is granted in consideration of the acceptance and performance by Sublandlord and Subtenant of, each and every one of the following terms and conditions:

1. Sublandlord shall furnish Landlord with a counterpart of this Consent to Sublease, executed and acknowledged by Sublandlord and Subtenant, confirming the acceptance by both Sublandlord and Subtenant of all of the terms and conditions hereinafter set forth.

2. Sublandlord and Subtenant jointly represent to Landlord that the Sublease Agreement delivered to Landlord simultaneously with execution of this Agreement is a true and complete duplicate original counterpart of the Sublease Agreement and constitutes the entire agreement between Sublandlord and Subtenant relating to the Sublease consented to herein and the subletting of the Premises. Sublandlord and Subtenant agree that they will not change, modify, or amend, the Sublease Agreement without the prior written consent of Landlord, which consent may be granted or withheld in accordance with the applicable standards set forth in the Lease. The Sublease and Sublease Agreement shall be subject to all of the terms, covenants, conditions and provisions of the Lease; and any provision of the Sublease Agreement which is in conflict with, or purports to vary, any provision of the Lease or this Consent to Sublease shall not be binding on Landlord notwithstanding Landlord's consent to the Sublease.

3. Upon notification by Landlord to Subtenant that an Event of Default (as such term is defined in the Lease) under the Lease has occurred, Sublandlord hereby authorizes and directs Subtenant to pay to Landlord all Fixed Rent, additional rent and other charges payable to Sublandlord under the Sublease, with the net amount so collected by Landlord to be applied to the Fixed Rent, additional rent and other charges provided under the Lease. In the event Landlord delivers such notification to Subtenant, Subtenant hereby covenants and agrees to (i) pay all rent, additional and other charges and sums payable under the Sublease Agreement (including, without limitation, Fixed Rent, Additional Rent and Other Charges, as such terms are defined in the Sublease Agreement) directly to Landlord; and (ii) observe and perform all of the terms, covenants, conditions and agreements to be observed or performed by Subtenant under the Sublease Agreement for the benefit of Landlord, including, without limitation, the obligation to pay Fixed Rent, Additional Rent, Other Charges and all other sums payable under the Sublease Agreement. Sublandlord hereby waives any right, claim or demand that Sublandlord may now or hereafter have against Subtenant by reason of Subtenant having made such payments to Landlord, and any payment made by Subtenant to Landlord pursuant to this Paragraph 3 shall discharge the obligation of Subtenant to make such payment to Sublandlord. In such event, and in the event of the failure of Subtenant to pay any Fixed Rent, Additional Rent or Other Charges payable under the Sublease Agreement when due to Landlord, Landlord shall have all of the rights and remedies provided for the in the Lease and/or Sublease or by

law in case of nonpayment of rent directly against Subtenant, without the necessity of first proceeding against or joining Sublandlord in such proceeding. All of the obligations of Subtenant under this Agreement shall constitute obligations of Subtenant under the Sublease and all of the obligations of Sublandlord under this Agreement shall constitute obligations of Sublandlord under the Lease.

4. Without limiting anything contained in this Agreement, Article 10 of the Lease and Landlord's rights and options thereunder shall continue to apply, inter alia, to any further subletting under the Lease, prior to and pre-emptive of any rights of Sublandlord. Subtenant shall not assign its interest in the Sublease (or Sublease Agreement), and shall not sublet all or any portion of the Sublease Premises or permit the Sublease Premises to be used or occupied by any other person or entity, without the express written consent of Landlord in each instance.

5. The consent of Sublandlord to any matter under the Sublease Agreement shall not constitute the consent of Landlord thereto.

6. The consent herein granted shall not be deemed to be a consent to the performance of alterations, installation of signs, or to any use of the Sublease Premises not permitted by the Lease, or to any other matter that may be referred to or contemplated by the Sublease Agreement (other than the Sublease itself).

7. The consent herein granted shall not be deemed to be an acknowledgment of the validity or accuracy of any recital, statement or representation contained in the Sublease Agreement. Landlord shall not be deemed a party to the Sublease, and Landlord's consent to the Sublease shall not bind Landlord to any term or provision contained therein. Sublandlord and Subtenant expressly acknowledge and agree that Landlord has made no representations or warranties to Subtenant concerning the Premises or Lease.

8. Sublandlord and Subtenant each represent and warrant to Landlord that it has the right, power and authority to enter into this Agreement and that the execution thereof does not conflict with any agreements of such party.

9. Each of Sublandlord and Subtenant represents and warrants to Landlord that neither Sublandlord nor Subtenant has employed, dealt with or negotiated with any broker other than CB Richard Ellis, Inc. and the Lansco Corporation, in connection with the Sublease. Sublandlord and Subtenant jointly and severally covenant and agree to indemnify Landlord against, and hold Landlord harmless from, any and all liability, damage, cost and expense (including attorneys' fees and disbursements) arising out of any claim for commission, fee and/or other compensation by any broker (including, but not limited to CB Richard Ellis, Inc. and the Lansco Corporation) or other party in connection with the Sublease.

10. A. Subtenant acknowledges and agrees that the Sublease is subject and subordinate in all respects to the Lease and to each and every mortgage and underlying lease (including all modifications and extensions thereof) now or hereafter affecting the Building.

B. Subtenant agrees that, upon the expiration, surrender or any earlier termination of Sublandlord's leasehold estate under the Lease and Subtenant's subleasehold estate under the Sublease for any reason whatsoever, the Sublease shall, at Landlord's option, forthwith terminate and expire, and Subtenant shall immediately quit and surrender the Sublease Premises removing all Subtenant's property therefrom, leaving the same broom clean and in good order and condition, and repairing all damage caused by such removal. Landlord shall have the right to retain any property and effects which shall remain in the Sublease Premises after such surrender and any net proceeds from the sale

thereof, without waiving Landlord's rights with respect to any default by Subtenant under the foregoing provisions of this Paragraph 10B. Subtenant's obligations under this Paragraph 10B shall survive the expiration, surrender or sooner termination of Subtenant's leasehold estate under the Sublease. Nothing contained in this Paragraph 10B shall compromise or invalidate any rights or remedies Subtenant may have against Sublandlord pursuant to the Sublease.

C. Notwithstanding the provisions of Paragraph 10B above, upon the expiration, surrender or any earlier termination of Sublandlord's leasehold estate under the Lease and Subtenant's subleasehold estate under the Sublease: (i) Subtenant shall, at Landlord's option upon Landlord's demand, attorn to Landlord and be bound to Landlord upon all of the then executory terms, conditions and covenants as are set forth in the Sublease Agreement and this Consent to Sublease as if Landlord were the Sublandlord thereunder, except that Landlord shall not be: (a) liable for any act, omission or default of Subtenant under the Sublease, or for the return of any security deposit unless actually received by Landlord, (b) subject to any offsets, claims or defenses which Subtenant might have against Sublandlord under the Sublease, (c) bound by any rent or additional rent which Subtenant might have paid to Sublandlord for more than one month in advance, (d) bound by any amendment or modification to the Sublease Agreement made without Landlord's prior written consent, and (e) bound by any covenant to undertake or complete any work to the Sublease Premises or any portion thereof; and (ii) Sublandlord shall deliver to Landlord any security deposit which Sublandlord shall then be holding pursuant to the terms of the Sublease Agreement. The provisions of this Paragraph 10C shall (x) apply notwithstanding that, as a matter of law, the Sublease may terminate upon the expiration, termination or surrender of the Lease, and (y) be self-operative upon any such election by Landlord to require attornment; provided, however, that Subtenant, upon demand of Landlord, shall execute and deliver such instrument or instruments as Landlord may reasonably request to evidence and confirm the foregoing provisions of this Paragraph 10C. If Landlord shall elect to exercise Landlord's option to require Subtenant's attornment pursuant to this Paragraph 10C, then the provisions of Paragraph 10B above shall be of no force or effect.

11. Sublandlord and Subtenant hereby acknowledge and agree that the terms and provisions of Article 8 (including, without limitation, Section 8.04) of the Lease are and shall be fully applicable to Subtenant (as if Subtenant were Tenant thereunder) for the benefit of Landlord, Overlandlord and Mortgagees (as such terms are defined in the Lease).

12. Subtenant shall indemnify and save harmless Landlord and Landlord's managing agent for the Building ("Agent") and, at Landlord's option, defend Landlord, Agent, Mortgagees and Overlandlord against and from: (i) any and all claims against Landlord, Agent, Mortgagees or Overlandlord, directly or indirectly of whatever nature arising wholly or in part from any act, omission or negligence of Subtenant, its contractors, licensees, agents, servants, officers, employees, invitees or visitors; (ii) any and all claims against Landlord, Agent, Mortgagees or Overlandlord, arising directly or indirectly from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term of the Sublease in or about the Sublease Premises, or occurring outside of the Sublease Premises but anywhere within or about the Building, where such accident, injury or damage results or is claimed to have resulted wholly or in part from any act, omission or negligence of Subtenant or Subtenant's contractors, licensees, agents, servants, officers, employees, invitees or visitors; (iii) any and all costs, expenses, claims and liabilities arising from any breach, violation or non-performance of any covenant or condition in the Sublease Agreement or this Agreement to be fulfilled, kept, observed or performed by Subtenant; and (iv) any cost, liability or responsibility for the payment of any sales tax with respect to any installations, furniture, furnishings, fixtures or other improvements located, installed or constructed in the Sublease Premises by Subtenant during the term of the Sublease, or the filing of any tax return in connection therewith (although Landlord agrees to execute any such return if required by law), regardless of whether such tax shall be

imposed upon Landlord, Sublandlord or Subtenant. This indemnity and hold harmless agreement shall (x) include indemnity from and against any and all liability, fines, suits, demands, costs, damages and expenses of any kind or nature (including, without limitation, reasonable attorney's and other professional fees and disbursements) incurred in connection with any such claims (including any settlement thereof) or proceeding brought thereon, and the defense thereof, and (y) inure also to the benefit of the employees, officers, directors and partners of Landlord and Agent. Nothing contained in this Paragraph 12 shall be construed as requiring Subtenant to indemnify or hold Landlord, Agent, the Mortgagees or Overlandlord harmless from and against such parties' own negligent acts or omissions.

13. Any and all notices, demands, requests or other communications ("**Notices**") given or required to be given to any party pursuant to this Consent to Sublease shall be effective only if given in writing, and sent by registered or certified mail (return receipt requested), by recognized overnight courier (e.g., Federal Express or UPS), or personally delivered: (i) if to Landlord, to Landlord's address set forth above, (ii) if to Sublandlord, at the address for Notices set forth in the Lease or at such address as Sublandlord shall have last designated by notice in writing to Landlord, and (iii) if to Subtenant, to the Sublease Premises. By notice given as herein set forth, Landlord may change the address to which Notices to Landlord must be delivered. The effective date of any Notice sent by registered or certified mail shall be the date of delivery (or refusal to accept delivery).

[TEXT CONTINUED ON THE FOLLOWING PAGE]

14. Sublandlord represents that the Lease is in full force and effect, and that all obligations of Landlord as of this date have been fully performed and complied with by Landlord.

15. This Agreement may be signed in counterparts, each of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, Landlord has executed this Consent to Sublease as of the 12th day of May, 2005.

1114 TRIZECHAHN-SWIG, L.L.C., Landlord
By: Trizec Holdings, LLC, agent

By: Carol A. Meyer
Carol A. Meyer, Assistant Secretary

By: D. Winshall
Douglas Winshall, Executive Vice President

ACCEPTED AND AGREED:

ISID FINANCE OF AMERICA, INC., Sublandlord

By: K. Tatsuya
Name: KOICHI TATSUYA
Title: DIRECTOR

MRU HOLDINGS, INC., Subtenant

By: ______________________
Name: VISHAL GARG
Title: DIRECTOR

STATE OF New York)
) ss.:
COUNTY OF New York)

On this 12th day of May, in the year 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared Vishal Garg, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Sherray Belton
Notary Public

Sherray Belton
Notary Public, State of New York
No. 01BE6126072
Term Expires Apr. 25, 2009
Qualified in Kings County

STATE OF New York)
) ss.:
COUNTY OF New York)

On this 12th day of May, in the year 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared Vishal Garg, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Sherray Belton
Notary Public

Sherray Belton
Notary Public State of New York
No. 01BE6126072
Term Expires Apr. 25, 2009
Qualified in Kings County